UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 10, 2012)

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Zep Inc. (the “Company”) with the Securities and Exchange Commission on January 17, 2012.  The sole purpose of the Amendment is to confirm the decision of the Company’s Board of Directors regarding the frequency with which the Company will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

As previously reported, on January 10, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  In its Current Report on Form 8-K filed on January 17, 2012, the Company reported results of voting at the Annual Meeting, including the recommendation by its stockholders in an advisory vote to hold an advisory vote for the approval of the compensation of the Company’s named executive officers every year.

The Company wishes to confirm the Board of Directors’ decision concerning the frequency with which the Company will conduct future stockholder votes on the compensation of its named executive officers as was previously disclosed in the Current Report on Form 8-K filed on January 17, 2012, which is disclosed below for convenience.

Excerpt from Current Report on Form 8-K filed on January 17, 2012:

“After taking into consideration the foregoing voting results and the prior recommendation of the Board of Directors in favor of holding a non-binding, advisory shareholder vote on the compensation of the Company’s named executive officers annually, the Board of Directors, upon the recommendation of the Compensation Committee, intends for the Company to hold future non-binding advisory votes on the compensation of the Company’s named executive officers annually.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: March 30, 2012	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and Corporate Secretary

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